AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2003

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               CELGENE CORPORATION
             (Exact name of Registrant as specified in its Charter)

           DELAWARE                                        22-2711928
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

           7 POWDER HORN DRIVE
               WARREN, NEW                                      07059
(Address of principal executive offices)                      (Zip code)

                             ----------------------

                 CELGENE CORPORATION 1998 STOCK INCENTIVE PLAN*

    ANTHROGENESIS CORPORATION QUALIFIED EMPLOYEE INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plans)

                             ----------------------

             John W. Jackson                                Copies to:
           Celgene Corporation                        Robert A. Cantone, Esq.
           7 Powder Horn Drive                          Proskauer Rose LLP
         Warren, New Jersey 07059                          1585 Broadway
 (Name and Address of Agent for Service)           New York, New York 10036-8299
              (732) 271-1001                              (212) 969-3000
(Telephone number, including area code,
      of agent for service)

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

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                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES      AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED          REGISTERED          PER SHARE                PRICE            FEE (1)
-------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share    4,137,031 (2)          $33.80(3)         $139,831,648(3)     $11,313
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

*Known prior to April 23, 2003 as the 1998 Long-Term Incentive Plan.

(1) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Celgene Corporation 1998 Stock Incentive Plan (the "1998 Plan") and the Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan (the "Anthrogenesis Plan" and, together with the 1998 Plan, the "Plans"). A Registration Statement on Form S-8 has previously been filed on each of January 4, 1999 (Registration No. 333-70083), June 20, 2000 and March 20, 2001 (Registration No. 333-39716)
and July 26, 2001 (Registration No. 333-65908) for the existing securities under the 1998 Plan and a Registration Statement on Form S-4 has previously been filed on November 13, 2002 (Registration No. 333-101196) for the existing securities under the Anthrogenesis Plan.

(2) Represents the additional number of shares of common stock, par value $.01 per share ("Common Stock"), issuable upon exercise of options which may be granted under the Plans.

(3) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the average of the high and low selling prices per share of the Common Stock as reported on the NASDAQ National Market on August 8, 2003.

                                Explanatory Note

         This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of each of the Registration Statements on Form S-8 (Registration Nos. 333-70083, 333-39716 and 333-65908) are incorporated herein by reference and made a part hereof.

1. Registration of Additional Shares of Common Stock Under the 1998 Plan. The aggregate number of shares of Common Stock that may be subject to awards under the 1998 Plan is increased from 8,500,000 to 12,500,000.

2. Registration of Additional Shares of Common Stock under the Anthrogenesis Plan. The Registrant acquired the Anthrogenesis Plan as a result of its acquisition of Anthrogenesis Corp. (currently a wholly owned subsidiary of the Registrant) on December 31, 2002. As part of the acquisition, shares of Common Stock to be issued upon exercise of outstanding options were registered on Form S-4 (Registration No. 333-101196). At this time, 137,031 additional shares of Common Stock that may be subject to grant under the Anthrogenesis Plan are being registered in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The contents of each of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") on January 4, 1999 (Registration No. 333-70083), June 20, 2000 (Registration No. 333-39716), March 20, 2001, Post-Effective Amendment No. 1 with a Reoffer Prospectus (Registration No. 333-39716) and July 26, 2001 (Registration No. 333-65908) by Celgene Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

               (1) the Corporation's Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 2002, filed with the Commission on March 31, 2003 and April 18, 2003, respectively;

               (2) the Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003, filed with the Commission on May 15, 2003 and August 14, 2003, respectively;

               (3) the Corporation's Reports on Form 8-K filed on January 2 and 3, 2003, June 5, 2003 and August 4 and 14, 2003;

               (4) the description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A, File No. 0-16132; and

               (5) all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      ITEM 8.  EXHIBITS.

      5.1      Opinion of Proskauer Rose LLP.

      23.1     Consent of KPMG LLP.

      23.2     Consent of Proskauer Rose LLP (included in Exhibit 5.1).

      24.1     Power of Attorney (included in signature pages).

      99.1 Celgene Corporation 1998 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit A to the Proxy Statement of the Registrant, filed April 30, 2003).

      99.2 Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan (incorporated by reference to Exhibit 10.35 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of New Jersey, on August 14, 2003.

                                                  CELGENE CORPORATION

                                                  By: /s/ John W. Jackson
                                                      --------------------------
                                                      John W. Jackson
                                                      Chairman of the Board and
                                                      Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John W. Jackson, Sol J. Barer and Robert J. Hugin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Celgene Corporation (the "Corporation") and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of additional shares of Common Stock of the Corporation to be issued pursuant to the Corporation's 1998 Stock Incentive Plan and the Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 14, 2003 below by the following persons in the capacities indicated.

Signature                                      Title
---------                                      -----

/s/ John W. Jackson                         Chairman of the Board and Chief
----------------------------------          Executive Officer (Principal
John W. Jackson                             Executive Officer)

/s/ Sol J. Barer                            President, Chief Operating Officer,
----------------------------------          Director
Sol J. Barer

/s/ Robert J. Hugin                         Chief Financial Officer, Director
----------------------------------          (Principal Accounting and Financial
Robert J. Hugin                             Officer)

                                            Director
----------------------------------
Jack L. Bowman

/s/ Frank T. Cary                           Director
----------------------------------
Frank T. Cary                               Director

/s/ Michael D. Casey
----------------------------------
Michael D. Casey                            Director

/s/ Arthur Hull Hayes, Jr.
----------------------------------
Arthur Hull Hayes, Jr.                      Director

/s/ Gilla Kaplan
----------------------------------
Gilla Kaplan                                Director

/s/ Richard C.E. Morgan
----------------------------------
Richard C.E. Morgan                         Director

/s/ Walter L. Robb
----------------------------------
Walter L. Robb

                                  EXHIBIT INDEX

Exhibit                          Description of Exhibit
-------                          ----------------------

5.1         Opinion of Proskauer Rose LLP.

23.1        Consent of KPMG LLP.

23.2        Consent of Proskauer Rose LLP (included in Exhibit 5.1).

24.1        Power of Attorney (included in signature pages).

99.1 Celgene 1998 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit A to the Proxy Statement of the Registrant, filed April 30, 2003).

99.2 Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan (incorporated by reference to Exhibit 10.35 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002).